 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2010

WEBMEDIABRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, CT 06854
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As previously disclosed, on October 11, 2010, WebMediaBrands Inc. (the “Company”) entered into a Purchase and Sale Agreement for Commercial Real Estate by Agreement for Warranty Deed with an Illinois not-for-profit corporation for the purchase and sale of the Company’s Peoria, Illinois property, which it has been holding for sale.

On November 29, 2010, the parties amended the agreement to reduce the purchase price and eliminate the Company financing.  As amended, the purchaser paid $1.625 million cash, minus the previously paid $500,000 deposit, at the closing.  The sale of the property closed on December 3, 2010.

The Company will file a copy of the amendment to the agreement as an exhibit to its annual report on Form 10-K for the year ending December 31, 2010.

Item 8.01    Other Events

On December 7, 2010, the Company issued a press release announcing the closing of the Purchase and Sale Agreement described in Item 1.01, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 7, 2010, of WebMediaBrands Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS INC.

Date: December 7, 2010	By:	/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer